UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 E. 5th Street, Suite 300

Fort Worth, Texas

(Address of principal executive offices)

76102

(Zip code)

(817) 529-0059

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Transaction Agreement

On June 7, 2021, Contango Oil & Gas Company (the “Company,” “we,” “our”) entered into a transaction agreement (the “Transaction Agreement”) by and among the Company, Independence Energy, LLC, a Delaware limited liability company (“Isla”), an entity managed by KKR, IE PubCo Inc., a Delaware corporation (“New PubCo”), IE OpCo LLC, a Delaware limited liability company (“OpCo”), IE C Merger Sub Inc., a Delaware corporation (“C Merger Sub”), and IE L Merger Sub LLC, a Delaware limited liability company (“L Merger Sub”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Transaction Agreement.

Structure

In anticipation of the transactions, (i) Isla formed OpCo, (ii) Isla contributed 100% of the equity interests in Independence Energy Finance, LLC, a Delaware limited liability company (“Energy Finance”), to OpCo, (iii) Isla formed New PubCo and (iv) New PubCo formed C Merger Sub and L Merger Sub.

Pursuant to the Transaction Agreement, (i) Isla will merge with and into OpCo, with OpCo as the surviving person in the merger (the “Isla Merger”), (ii) immediately following the Isla Merger, C Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the merger and a direct wholly owned subsidiary of New PubCo (the “Merger”), (iii) immediately following the Merger, the Company will merge with and into L Merger Sub, with L Merger Sub as the surviving person in the merger and a direct wholly owned subsidiary of New PubCo (the “LLC Merger”), (iv) immediately following the LLC Merger, New PubCo will contribute (the “Contribution”) 100% of the equity interests in L Merger Sub to OpCo in exchange for a certain number of units representing economic limited liability company interests in OpCo (“OpCo Units”) and (v) immediately following the Contribution, OpCo will contribute L Merger Sub to Energy Finance.

As a result of the transactions, New Pubco will have an “Up-C” structure. Each ordinary share of common stock, par value $0.04, of the Company (the “Company Common Stock”) will, upon the terms and subject to the conditions set forth in the Transaction Agreement, be converted into the right to receive 0.2000 (the “Exchange Ratio”) shares of Class A common stock, par value $0.0001 per share, of New PubCo (the “New PubCo Class A Common Stock”). The Company’s shareholders will receive New PubCo Class A Common Stock representing voting and economic rights in New PubCo. Isla’s equityholders will receive (i) a certain number of shares of Class B Common stock, par value $0.0001 per share, which will have no economic rights but will be entitled to vote as a class with the New PubCo Class A Common Stock, and (ii) a corresponding number of Units.

Upon consummation of the transactions contemplated by the Transaction Agreement (the “Transactions”), the Company expects that its current shareholders will own approximately 24% of the combined company and current Isla shareholders will own approximately 76% of the combined company.

Treatment of Equity Awards

Immediately prior to the effective time of the Merger (the “Merger Effective Time”), each award of restricted shares of Company Common Stock (whether vested or unvested) that is outstanding immediately prior to the Merger Effective Time (each, a “Company Restricted Stock Award”) will fully vest and be converted into the right to receive from New PubCo a number of unrestricted shares of New PubCo Class A Common Stock equal to the product of (x) the number of shares of Company Common Stock subject to such Company Restricted Stock Award immediately prior to the Merger Effective Time and (y) the Exchange Ratio (subject to tax withholding).

Immediately prior to the Merger Effective Time, each award of performance stock units that corresponds to shares of Company Common Stock (whether vested or unvested) will fully vest (with any performance-based vesting conditions for such awards held by then-current (as of closing) employees of the Company and its subsidiaries deemed achieved at the maximum performance level, subject to the terms and conditions set forth in the Transaction Agreement) and be cancelled, and in exchange therefor, New PubCo shall issue to the holder thereof a number of shares of New PubCo Class A Common Stock equal to the product of (x) the number of shares of Company Common Stock subject to such Company PSU Award immediately prior to the Merger Effective Time and (y) the Exchange Ratio (subject to tax withholding).

Immediately prior to the Merger Effective Time, each option to purchase shares of Company Common Stock (whether vested or unvested) that is outstanding immediately prior to the Merger Effective Time (each, a “Company Stock Option Award”) that is out-of-the-money will be cancelled for no consideration. Each Company Stock Option Award that is in-the-money will fully vest and be deemed exercised in a net exercise such that the holder of such Company Stock Option Award will receive, immediately prior to the Merger Effective Time, a number of shares of Company Common Stock equal to (x) the number of shares of Company Common Stock subject to such Company Stock Option Award immediately prior to the Merger Effective Time, multiplied by (y) the excess of the fair market value of a share of Company Common Stock minus the exercise price per share of Company Common Stock subject to such Company Stock Option Award, and then divided by (z) the fair market value (based on the five trading day volume weighted average price) of a share of Company Common Stock. Each such net exercised share would then be converted into the right to receive 0.20 shares of New PubCo Class A Common Stock.

Closing Conditions

The closing of the Transactions is subject to the satisfaction or waiver of closing conditions, including, among others, (1) the requisite approval of the shareholders of the Company (the “Company Stockholder Approval”) pursuant to the terms of the Transaction Agreement, (2) the approval for listing of the New PubCo Class A Common Stock issuable to the holders of shares of Company Common Stock on a nationally recognized stock exchange, (3) the requisite approval under certain antitrust and foreign investment laws and certain other legal requirements would have occurred, (4) there being no law, injunction or order by a governmental body prohibiting the consummation of the Merger, (5) the registration statement on Form S-4, to be filed with the SEC by the Company, having been declared effective by the SEC, (6) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (7) compliance by each other party to the Transaction Agreement in all material respects with their respective covenants, and (8) the absence of a Company Material Adverse Effect and an Isla Material Adverse Effect, as applicable.

Representations and Warranties; Covenants

The Transaction Agreement contains customary representations and warranties of both the Company and Isla and its subsidiaries, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its respective business during the interim period between the execution of the Transaction Agreement and the closing of the Transactions. The parties are required to use their reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable and to obtain any required regulatory approvals, subject to certain exceptions.

Pursuant to the Transaction Agreement, the Company has agreed not to initiate, solicit, propose, knowingly encourage or knowingly facilitate any inquiry or the making of any competing proposals or to engage in any discussions or negotiations relating to, or in furtherance of a competing proposal, in each case subject to certain exceptions. The Board of Directors of the Company (the “Company Board”) may change its recommendation to its stockholders in response to certain competing proposals, as specified in the Transaction Agreement, or in response to an intervening event, in each case if the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties owed by the Company Board to the stockholders of the Company under applicable law, subject to complying with notice, and other specified, conditions, including giving Isla the opportunity to propose revisions to the terms of the Transaction Agreement during a period following such notice.

Termination and Termination Fee

The Transaction Agreement contains termination rights for each of the Company and Isla, including, among others, (i) a termination right for each party if the consummation of the Merger does not occur on or before 5:00 p.m. Houston, Texas time on January 7, 2022, subject to certain exceptions or (ii) if Company Stockholder Approval is not obtained in accordance with the terms of the Transaction Agreement.

If Isla terminates the Transaction Agreement (x) prior to the Company Stockholder Approval, if the Company Board changes its recommendation or (y) if the Company or its subsidiaries or a director or officer of the Company willfully breached the non-solicitation obligations in any material respect, then the Company is required pay a termination fee of $33,375,989 to Isla (the “Termination Fee”). The Company is also required to the pay the Termination Fee if the Company terminates the Transaction Agreement prior to obtaining Company Stockholder Approval in order to enter into a definitive agreement providing for a superior proposal. The Transaction Agreement also requires the Company to pay Isla the Termination Fee in certain additional circumstances, including if (i) either party terminates the Transaction Agreement due to the failure to obtain the Company Stockholder Approval, a competing proposal is made public and not publicly withdrawn at least seven business days prior to the Company’s stockholders meeting or (ii) Isla terminates the Transaction Agreement due to a breach by the Company, and in either case, and within 12 months of such termination a competing proposal is consummated or a definitive agreement is entered into with respect to a competing proposal. If either the Company or Isla terminates the Transaction Agreement due to the failure to obtain the Company Stockholder Approval, and the termination Fee is not otherwise payable by the Company pursuant to the Transaction Agreement, then the Company is required to reimburse Isla for transaction expenses in an amount equal to $6,068,362.

The foregoing description is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Governance

The Transaction Agreement contemplates that New PubCo will be governed by the Amended and Restated Certificate of Incorporation and Bylaws, which will provide, among other things, that:

•

KKR will be the sole stockholder of New PubCo’s of non-economic Series I preferred stock (“Series I Preferred Stock”). The Series I Preferred Stock entitles the holder thereof to appoint the entire Board of Directors of New PubCo (the “New PubCo Board”) and to certain other to approval rights with respect to certain fundamental corporate actions.

•

Holders of common stock would not vote for the election of directors but would be entitled to vote on all matters requiring shareholder approval under Delaware law or stock exchange rules [not otherwise reserved to the holders of Series I Preferred Stock].

•	At closing, New PubCo Board will have nine members.

•

Until the third annual shareholders meeting following the effective time (the “Protected Period”), John Goff will be entitled to serve as Chairman of the New PubCo Board and one former Company director will serve on each committee of the New PubCo Board. During the Protected Period, certain amendments to the charter and bylaws related to provisions applicable during the Protected Period would require approval of the independent directors.

•

KKR would automatically forfeit its Series I Preferred stock when certain affiliates of KKR cease to own a number of shares equal to or greater than 50% (the “Retained Ownership Percentage”) of its original share ownership; provided that, if, at any time following the Closing, the volume-weighted average sale price of the New PubCo Class A Common Stock (measured of a 20-trading-day period) exceeds 140% of the volume-weighted average sale price (measured over the first 20-trading-day period following the effective date), then the Retained Ownership Percentage shall be automatically reduced to 35% effective as of the first day after the end of the Protected Period.

•

The Series I Preferred Stock will also entitle the holder thereof to approve certain fundamental corporate actions, including debt incurrence in excess of 10% of then outstanding indebtedness, significant equity raises, preferred equity issuances, adoption of a shareholder rights plan, amendments of New PubCo’s certificate of incorporation and certain sections of its bylaws, a sale of all or substantially all of the assets of New PubCo, mergers involving New PubCo, removals of New PubCo’s Chief Executive Officer and the liquidation or dissolution of New PubCo.

•	The Series I Preferred Stock would only be transferable by KKR to a non-affiliate with the approval of New PubCo’s independent directors following the Closing.

•

New PubCo’s governing documents and agreements with KKR will not include any “standstill” or other limitations on transactions with KKR, other than the related party policy of New PubCo’s Audit Committee to be adopted following the Closing.

Management Agreement

The Transaction Agreement contemplates that, at the Effective Time, New PubCo will enter into a Management Agreement to engage an affiliate of Isla (the “Manager”) to manage and provide certain management and investment advisory services to New PubCo and its subsidiaries (the “Management Agreement”). Pursuant to the Management Agreement:

•

Investment opportunities in upstream oil and gas assets and operating companies will be presented to the Company with the total amount of the available investment allocated between New PubCo and KKR’s energy investment fund (“EIGF II”) in good faith by the Manager on a pro rata basis subject to and taking into account available capital, applicable concentration limits, investment restrictions and other similar considerations. Following the exhaustion of EIGF II’s investment capital, the Manager shall ensure that at least 70% of any such investment PubCoamounts are allocated to the Company.

•

From time to time, investment opportunities outside of upstream oil and gas assets and operating companies may arise that are suitable for investment by the Company and EIGF II (and any successor fund), on the one hand, and by other KKR funds, on the other that are (A) engaged in an investment strategy that is materially different from New Pubco’s (such as distressed debt or special situations investment vehicles) and (B) have pre-existing defined allocation rights pursuant to KKR’s allocation policies or contractual undertakings agreed with the investors in such other KKR funds. In such cases, New PubCo and EIGF II may elect to co-invest alongside such other KKR funds in such investments, in which case KKR will allocate such investment opportunities among New PubCo and EIGF II, on the one hand, and such other KKR funds, on the other hand, in a manner consistent with the priority investment rights of the other KKR funds, taking into account such factors as KKR deems appropriate. New PubCo shall have no obligation to make any such co-investment.

•

As consideration for the services rendered pursuant to the Management Agreement, the Manager is entitled to receive (i) a management fee equal to $53.3 million per annum plus 1.5% per annum of the net proceeds from all future issuances of equity securities of the Company and (ii) a performance-based incentive grant from a 10% equity compensation plan. The management fee will be allocated on a pro rata basis to reflect the percentage of New PubCo’s equity which is privately held (including shares held by KKR, KKR managed funds and other existing Independence investors) and the incentive grants will be sized based on the then-public ownership.

•

New PubCo shall reimburse the Manager for its pro rata share (based on percentage of public ownership of the Company) any costs or expenses incurred by Manager on behalf of New PubCo (other than normal overhead expenses relating to the business or operations of the Manager).

•	The Management Agreement has an initial three-year term, with automatic three-year renewals thereafter.

•

Upon the written notice to the Manager at least 180 days prior to the expiration of the initial term or any automatic renewal term, the Company may, without cause, decline to renew the Management Agreement upon the affirmative determination by at least two-thirds of the independent directors reasonably and in good faith that (1) there has been unsatisfactory long-term performance by the Manager that is materially detrimental to the Company and its subsidiaries taken as a whole or (2) the fees payable to the Manager, in the aggregate, is materially unfair and excessive compared to those that would be charged by a comparable asset manager managing assets comparable to the assets of the Company, subject to Manager’s right to renegotiate the fees. In the event of such a termination, the Company shall pay the Manager a termination fee equal to three (3) times the sum of (i) the average annual management fee and (ii) the average of the incentive fee (but only with respect to the fully vested portion thereof as of the termination date), in each case earned by the Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination.

Item 7.01.	Regulation FD Disclosure.

On June 8, 2021, the Company issued a press release announcing the Transactions, held a conference call regarding the Transactions and distributed an e-mail to employees regarding the Pending Merger. A copy of each of the press release, the transcript and Q&A from the conference call, the e-mail to employees and the investor presentation is attached hereto as Exhibit 99.1, 99.2, 99.3 and 99.4 and is incorporated by reference into this Item 7.01. The information included herein and the related exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

Solely to the extent required, the information included in Item 7.01 of this Current Report on Form 8-K is incorporated into this Item 8.01.

Voting Agreement

In connection with the Transaction Agreement, Isla and John C. Goff and certain other stockholders party thereto (each, a “Stockholder”) entered into a voting agreement (the “Voting Agreement”) pursuant to which, among other things, each Stockholder agreed, among other things and subject to certain limitations and exceptions, to vote all shares of Company Common Stock beneficially owned by such stockholder in favor of the adoption of the Transaction Agreement and approval of any other matters necessary for consummation of the transactions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

Exhibit No.	Description

2.1	Transaction Agreement dated as of June 7, 2021, by and among Contango Oil & Gas Company, Independence Energy LLC, a Delaware limited liability company, IE PubCo Inc., a Delaware corporation, IE OpCo LLC, a Delaware limited liability company, IE C Merger Sub Inc., a Texas corporation and IE L Merger Sub LLC, a Delaware limited liability company.*

99.1	Press Release, dated June 8, 2021.

99.2	Call Transcript and Q&A from conference call held on June 8, 2021.

99.3	Employee email, dated June 8, 2021.

99.4	Investor presentation, dated June 8, 2021.

*	This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Proposed Merger”). The Proposed Merger will be submitted to the stockholders of Contango Oil & Gas Company, a Texas corporation (the “Company”), for their consideration. In connection with the Proposed Merger, the Company and IE PubCo Inc., a Delaware corporation (“New PubCo”) intend to file (1) a preliminary proxy statement/prospectus (the “Proxy Statement/Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company Stockholder Approval (as defined in the Transaction Agreement) and (2) a registration statement on Form S-4 (the “Form S-4”) with the SEC, in which the Proxy Statement/Prospectus will be included as a prospectus. New PubCo and the Company also intend to file other relevant documents with the SEC regarding the Proposed Merger. After the Form S-4 is declared effective by the SEC, the definitive Proxy Statement/Prospectus will be mailed to the Company’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS

OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

The Proxy Statement/Prospectus, any amendments or supplements thereto and other relevant materials, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov or free of charge by directing a request to the Company’s Investor Relations Department at investorrelations@contango.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and certain of its executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Proposed Merger. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, filed with the SEC on April 30, 2021 and in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4, the Proxy Statement/Prospectus and other relevant materials relating to the Proposed Merger to be filed with the SEC when they become available. Stockholders, potential investors and other readers should read the Proxy Statement/Prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement about Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to:

•	the risk that the business of the combined company will not be integrated successfully;

•	the risk that the cost savings, synergies and growth from the Proposed Merger may not be fully realized or may take longer to realize than expected;

•	the diversion of management time on transaction-related issues;

•	the effect of future regulatory or legislative actions on the companies or the industries in which they operate;

•	the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect;

•	the risk that a condition to closing of the Proposed Merger may not be satisfied;

•	the length of time necessary to consummate the Proposed Merger, which may be longer than anticipated for various reasons;

•	the potential impact of the announcement or consummation of the Proposed Merger on relationships with customers, suppliers, competitors, management and other employees;

•	the effect of this communication of the Proposed Merger on our stock price;

•	the ability to hire and retain key personnel;

•	reliance on and integration of information technology systems;

•	the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings;

•	volatility and significant declines in oil, natural gas and natural gas liquids prices, including regional differentials;

•	any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction;

•

the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, stay-at-home orders, and interruptions to our operations;

•	our ability to execute our corporate strategy of offering a “fee for service” property management service for oil and natural gas companies;

•

the impact of the climate change initiative by President Biden’s administration and Congress, including the January 2021 executive order imposing a moratorium on new oil and natural gas leasing on federal lands and offshore waters pending completion of a comprehensive review and reconsideration of federal oil and natural gas permitting and leasing practices;

•	our financial position;

•	the potential impact of our derivative instruments;

•	our business strategy, including our ability to successfully execute on our consolidation strategy or make any desired changes in our strategy from time to time;

•	meeting our forecasts and budgets, including our 2021 capital expenditure budget;

•	expectations regarding oil and natural gas markets in the United States and our realized prices;

•	the ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to, adhere to and maintain oil price and production controls;

•	outbreaks and pandemics, even outside our areas of operation, including COVID-19;

•	operational constraints, start-up delays and production shut-ins at both operated and non-operated production platforms, pipelines and natural gas processing facilities;

•	our ability to successfully develop our undeveloped acreage in the Permian Basin and Midcontinent region, and realize the benefits associated therewith;

•	increased costs and risks associated with our exploration and development in the Gulf of Mexico or the Permian Basin;

•	the risks associated with acting as operator of deep high pressure and high temperature wells, including well blowouts and explosions, onshore and offshore;

•

the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes, especially in prospects in which we have made a large capital commitment relative to the size of our capitalization structure;

•	the timing and successful drilling and completion of oil and natural gas wells;

•	the concentration of drilling in the Permian Basin, including lower than expected production attributable to down spacing of wells;

•

our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations, fund our drilling program and support our acquisition efforts;

•	the cost and availability of rigs and other materials, services and operating equipment;

•	timely and full receipt of sale proceeds from the sale of our production;

•	our ability to find, acquire, market, develop and produce new oil and natural gas properties;

•

the conditions of the capital markets and our ability to access debt and equity capital markets or other non-bank sources of financing, and actions by current and potential sources of capital, including lenders;

•	interest rate volatility;

•	our ability to complete strategic dispositions or acquisitions of assets or businesses and realize the benefits of such dispositions or acquisitions;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	the need to take impairments on our properties due to lower commodity prices or other changes in the values of our assets, which results in a non-cash charge to earnings;

•	the ability to post additional collateral for current bonds or comply with new supplemental bonding requirements imposed by the Bureau of Ocean Energy Management;

•	operating hazards attendant to the oil and natural gas business including weather, environmental risks, accidental spills, blowouts and pipeline ruptures, and other risks;

•	downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells, production facilities, processing plants or pipeline mishaps;

•	actions or inactions of third-party operators of our properties;

•	actions or inactions of third-party operators of pipelines or processing facilities;

•	the ability to retain key members of senior management and key technical employees and to find and retain skilled personnel;

•	strength and financial resources of competitors;

•	federal and state legislative and regulatory developments and approvals (including additional taxes and changes in environmental regulations);

•	the uncertain impact of supply of and demand for oil, natural gas and natural gas liquids;

•	our ability to obtain goods and services critical to the operation of our properties;

•	worldwide and United States economic conditions;

•	the ability to construct and operate infrastructure, including pipeline and production facilities;

•	the continued compliance by us with various pipeline and gas processing plant specifications for the gas and condensate produced by us;

•	operating costs, production rates and ultimate reserve recoveries of our oil and natural gas discoveries;

•	expanded rigorous monitoring and testing requirements;

•	the ability to obtain adequate insurance coverage on commercially reasonable terms; and

•	the limited trading volume of our common stock and general market volatility.

Many of these risks, uncertainties and assumptions are beyond the Company’s or New PubCo’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that our earnings per share for the current or any future financial years or those of the combined company will necessarily match or exceed our historical published earnings per share. We do not give any assurance (1) that we will achieve our expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Merger or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning the Company, New PubCo, the Proposed Merger, the combined company or other matters and attributable to the Company or any person acting on its respective behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: June 8, 2021	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer